STATE OF DELAWARE SECRETARY OF STATE DIVISON OF CORPORATIONS FILED 09:00 AM 04/24/2000 001204998 - 3216226
CERTIFICATE OF INCORPORATION OF NEXIGATE COMMUNICATIONS, INC.
The undersigned, for the purposes of forming a corporation under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:
ARTICLE I
The name of the corporation is Nextgate Communications, Inc.
ARTICLE II
The address of its registered office in the State of Delaware is 1013 Center Road, Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.
ARTICLE III

          The nature of the business to purposes to be conducted or promoted is:

          To engage in any business approved by the Board of Directors for which corporations may be organized under the General Corporation Law of Delaware

ARTICLE IV

          The Corporation shall have authority to issue one thousand (1,000) shares of capital stock all of which shall be shares of Common Stock, and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($l,000.00).

ARTICLE V
The name and mailing address of the incorporator is as follows:
NAME Leslie C. Zimberg	MAILING ADDRESS 1801 K Street NW, Suite 900 Washington, D.C. 20006
ARTICLE VI
Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.
ARTICLE VII
The Corporation is to have perpetual existence.
ARTICLE VIII
In furtherance and not in limitation of the power conferred by statute, the Board of Directors shall have the power to adopt, amend, alter and repeal the By-Laws of the Corporation.
ARTICLE IX

          Meetings of stockholders may be held within or without the State of Delaware. The books of the Corporation may be kept (subject to any provision contained in the Delaware statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

ARTICLE X

          The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE XI

          No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) or any transaction from which the director derived an improper personal benefit.

ARTICLE XII

          The Corporation may indemnify and advance expenses to each director and each officer and any employee or agent of the Corporation and their respective heirs, administrators and executors, against all liabilities and expenses reasonably incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer, employee or agent of the Corporation, to the full extent permitted by the laws of the State of Delaware no existing or as such laws may hereafter be amended.

          I, THE UNDERSIGNED, being the incorporator hereinbefore named, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 21st day of April, 2000.

/s/ LESLIE C.ZIMBERG Leslie C. Zimberg Incorporator

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 05/31/2000 001274877 - 3216226
CERTIFICATE OF AMENDMENT Before Payment of Capital of CERTIFICATE OF INCORPORATION of NEXTGATE COMMUNICATIONS, INC. Pursuant to Section 241 of Title 8 of the Delaware Code of 1953, as Amended

          I, the undersigned, being the Sole Incorporator of the above named Corporation, a Corporation organized under and by virtue of the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY:

          FIRST:     That at a meeting of the Sole Incorporator of said Corporation, Duly held and convened, resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of said Corporation and declaring said amendment advisable.

          RESOLVED that the Certificate of Incorporation of this Corporation be, and it hereby is, amended by changing Article I to read as follows: the name of the Corporation is Nextgate, Inc.

          SECOND:     That no part of the capital of said Corporation having been paid, this certificate is filed pursuant to Section 241 of Title 8 of the Delaware Code, as amended.

          IN WITNESS WHEREOF, I have duly executed this Certificate of Amendment this 30th day of May, 2000.

/s/ LESLIE C. ZIMBERG Leslie C. Zimberg Sole Incorporator